Third Quarter 2016 Financial Review October 24, 2016

2 Forward-Looking Statements and Use of Non-GAAP Financial Measures Statements in this presentation that are based on other than historical data or that express the Company’s expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts or intentions regarding future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties, and actual results may differ materially from those presented, either expressed or implied, in this presentation. Factors that could cause actual results to differ materially from those expressed in the forward- looking statements include the actual amount and duration of declines in the price of oil and gas, our ability to meet our efficiency and noninterest expense goals, as well as other factors discussed in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov). Except as required by law, the Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments. This document contains several references to non-GAAP measures, including pre-provision net revenue and the “efficiency ratio,” which are common industry terms used by investors and financial services analysts. Certain of these non-GAAP measures are key inputs into Zions’ management compensation and are used in Zions’ strategic goals that have been and may continue to be articulated to investors. Therefore, the use of such non-GAAP measures are believed by management to be of substantial interest to the consumers of these financial disclosures and are used prominently throughout the disclosures. A full reconciliation of the difference between such measures and GAAP financials is provided within the document, and users of this document are encouraged to carefully review this reconciliation.

 Increasing EPS: Diluted earnings per share increased substantially from the year-ago period • EPS increased to $0.57 in 3Q16 from $0.41 (GAAP) • Adjusting for items used to calculate our efficiency ratio, including the effect of securities gains and losses (1), EPS increased to $0.54 from $0.43, or 26%  Increasing pre-provision net revenue (1): 22% growth over year-ago period • A 10.6% year-over-year increase in adjusted revenue (1) • A 5.6% year-over-year increase in adjusted noninterest expense (1)  Increasing noninterest income: Customer-related noninterest income increased 7% over the prior quarter and 11% from the year-ago period  Loans: relatively stable with the prior quarter (period end loans increased 0.1% vs. 2Q16)  Tracking on the efficiency initiative: • Efficiency ratio equaled 66.0% in 3Q16 and 66.3% YTD; ratio is expected to be less than 66% for the full year • Adjusted noninterest expense was somewhat elevated due to several items considered to be operating items in nature although not frequently recurring • Remain committed to reporting adjusted noninterest expense less than $1.58 billion in 2016  Maintaining overall healthy credit quality: stabilization of overall credit metrics • Very strong credit metrics in non-oil & gas loans (95% of the loan portfolio), while oil & gas loan challenges remain • Overall allowance for credit losses remains strong; oil & gas allowance for credit losses decreased $10 million from the prior quarter, but continues to exceed 8% of the O&G portfolio 3 Third Quarter 2016 Key Performance Indicators Solid and improving fundamental performance (1) Adjusted for items such as severance, provision for unfunded lending commitments, securities gains and losses and debt extinguishment costs. See Appendix for GAAP to non-GAAP reconciliation tables.

Zions’ Announced Financial Targets 4 On June 1, 2015 Zions announced several financial targets, including: 2H15 FY16 FY17 Goal Actual Result Goal Result Goal Result Hold to below $1.58 (1) billion 100% Hold to below $1.58 (1) billion On Track Slightly above $1.58 (1) billion TBD ≤70% 69.3% <66% On Track: YTD 66.3% Low 60s TBD 50% ~57% >80% On Track 100% TBD 100% 100% -- -- -- -- -- -- -- -- Lower by ~$20 million vs. 2014A Expected to beat by $10mm+ Adjusted Noninterest Expense Gross Cost Savings of $120 million Pay Off High Cost Subordinated Debt Preferred Equity Dividends Efficiency Ratio (1) Reduced by $20 million from original stated target of “less than $1.60 billion,” driven by an accounting adjustment made in 1Q16 which effectively re-categorized corporate card rewards program expense from a separate line item to now be netted against its associated revenue.

Pre-Provision Net Revenue Adjusted Pre-Provision Net Revenue (1) 5 Steady improvement driven by disciplined expense and balance sheet management (1) Adjusted for items such as severance, provision for unfunded lending commitments, securities gains and losses and debt extinguishment costs. See Appendix for GAAP to non-GAAP reconciliation table. ($mm) 171 174 182 211 208 $100 $125 $150 $175 $200 $225 3Q15 4Q15 1Q16 2Q16 3Q16  Adjusted pre-provision net revenue has strengthened measurably over the past year, up 22%  Persistent improvement driven by focus on expense control, loan growth, and higher return on liquid assets  This positive trend is expected to continue in the near term

Efficiency Ratio Efficiency Ratio (1) 6 Substantial improvement driven by expense control and revenue growth (1) Defined as noninterest expenses as a percentage of net revenue, adjusted for items such as severance, provision for unfunded lending commitments, securities gains and losses and debt extinguishment costs. See Appendix for GAAP to non-GAAP reconciliation table.  The efficiency ratio improved to 66.0% (3Q16) from 69.1% in the year-ago period  We remain committed to driving the efficiency ratio to:  Less than 66% for 2016  The low 60s for 2017  Solid progress on the efficiency ratio while investing substantially in enabling technology 69.1% 69.6% 68.5% 64.5% 66.0% <66% Low 60s 55% 60% 65% 70% 3Q15 4Q15 1Q16 2Q16 3Q16 FY16 FY17

Total Loan and Deposit Growth Total Loans Total Deposits 7 Annual mid-single digit loan and deposit growth are key drivers of our efficiency initiative  Period-end loan growth increased 0.1% on a linked quarter basis, in what is typically a seasonally soft quarter  Year-over-year growth rates of both loans and deposits are tracking with our stated objectives  Period-end deposits experienced moderate growth ($mm) $36,000 $37,750 $39,500 $41,250 $43,000 3Q15 4Q15 1Q16 2Q16 3Q16 35% 40% 45% 50% $44,000 $46,000 $48,000 $50,000 $52,000 3Q15 4Q15 1Q16 2Q16 3Q16 Total Deposits (left) Non-Interest Bearing Deposits as a % of Total (right) ($mm)

Credit Quality (Ex-Oil & Gas Portfolio) 8 Key Credit Quality Ratios (Ex-O&G) Excluding oil and gas lending, credit quality remains very good  Overall stable and healthy credit quality  Relative to June 30, 2016:  Criticized loans increased slightly to 3.3% of loans  Classified loans increased to 2.1% of loans  NPAs decreased to 0.60% of loans  Annualized NCOs equaled -0.11% of average loans  Allowance for credit losses remains strong at 1.13% of total loans and leases  1.9x coverage of NPAs  Not meaningful coverage of annualized NCOs (net recoveries)  Reaffirming full year 2016 net charge-off outlook of 30-35 basis points of average loans (overall, inclusive of O&G) -0.5% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 3Q15 4Q15 1Q16 2Q16 3Q16 Criticized / Loans Classifieds / Loans Nonperforming Assets / Loans Net Charge-offs / Loans Note: Net Charge-offs/Loans ratio is annualized for all periods shown. Oil and gas loans discussed in greater detail later in this presentation.

Oil & Gas (O&G) Credit Quality 9 O&G Key Credit Quality Ratios O&G credit quality remains substantially challenged, although higher commodity prices are helpful  Relative to June 30, 2016:  Criticized O&G loans decreased $3 million, the first linked-quarter decrease since the cycle began  Classified O&G loans decreased $44 million  O&G NPAs increased $60 million  Annualized NCOs equaled 7.1% of average loans, and includes NCOs associated with classified loans under contract to sell  Results reflect the results of the recent SNC exam  Sponsors contributed more than $200 million of equity in 3Q16 to O&G portfolio companies, more than double the 2Q16 contribution  Allowance for credit losses remains strong, in excess of 8% of O&G balances  0.6x coverage of NPAs  1.3x coverage of annualized NCOs 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 3Q15 4Q15 1Q16 2Q16 3Q16 Criticized / Loans Classifieds / Loans Nonperforming Assets / Loans Net Charge-offs / Loans Note: Net Charge-offs/Loans ratio is annualized for all periods shown.

Financial Results 10 Solid and improving fundamental performance Three Months Ended (Dollar amounts in millions, except per share data) Sept 30, 2016 June 30, 2016 Sept 30, 2015 Earnings Results: Diluted Earnings Per Share $ 0.57 $ 0.44 $ 0.41 Net Earnings (Loss) Applicable to Common Shareholders 117 91 84 Net Interest Income 469 465 425 Noninterest Income 145 126 126 Noninterest Expense 403 382 391 Pre-Provision Net Revenue (1) 208 211 171 Provision for Credit Losses 16 30 20 Ratios: Return on Average Assets 0.84% 0.77% 0.69 % Return on Average Common Equity 6.66% 5.30% 5.02 % Tangible Return on Average Tangible Common Equity 7.88% 6.31% 6.05 % Net Interest Margin 3.36% 3.39% 3.11 % Yield on Loans 4.11% 4.16% 4.18 % Yield on Securities 2.00% 2.13% 2.17 % Average Cost of Deposits* 0.10% 0.10% 0.10 % Efficiency Ratio (1) 66.0% 64.5% 69.1 % Ratio of Nonperforming Assets to Loans, Leases and OREO 1.37% 1.30% 0.92 % Annualized Ratio of Net Loan and Lease Charge-offs to Average Loans 0.28% 0.36% 0.31 % Basel III Common Equity Tier 1 12.0% 12.0% 12.2% (1) Adjusted for items such as severance, provision for unfunded lending commitments, securities gains and losses and debt extinguishment costs. See Appendix for GAAP to non-GAAP reconciliation tables. * Includes noninterest-bearing deposits.

C&I (ex-O&G) Owner Occupied (ex-NRE) C&D Term CRE (ex- NRE) 1-4 Family National Real Estate O&G Home Equity Other -30% -20% -10% 0% 10% 20% 30% Loan Growth by Type 11 Solid loan growth achieved in targeted growth categories Year-over-Year Loan Growth  Loan growth in Commercial and Industrial (C&I), Term Commercial Real Estate (CRE), Residential Mortgage (1-4 Family)  Declines in National Real Estate (NRE), Oil and Gas (O&G) and Owner Occupied Over the next four quarters, we expect:  Solid growth in non-O&G C&I and Residential Mortgage  Moderate growth in Construction and Land Development (C&D) Term CRE  Attrition in O&G  Attrition in NRE Note: National Real Estate (NRE) is a division of Zions Bank (which is a division of ZB, N.A.) with a focus on small business loans with low LTV ratios, which generally are in line with SBA 504 program parameters. “Other” loans includes municipal and other consumer loan categories. Note: Bubble size indicates relative balance as of 3Q16.

 Net interest income growth continued its positive trajectory, increasing 10.3% over the year-ago period  On a linked quarter basis, net interest income grew by $4 million over 2Q16  Net interest income is expected to continue to increase Net Interest Income Net Interest Income 12 Improving at a sustainable rate ($mm) 425 449 453 465 469 $400 $420 $440 $460 $480 3Q15 4Q15 1Q16 2Q16 3Q16 Modeled Annual Change in a +200 Interest Rate Environment Fast Slow Net Interest Income – 3Q16 (1) 8% 14% Net Interest Income – 2Q16 9% 15% 12-month simulated impact using a static-sized balance sheet and a parallel shift in the yield curve, and is based on statistical analysis relating pricing and deposit migration. “Fast” refers to an assumption that deposit rates and volumes will adjust at a faster speed. “Slow” refers to an assumption that deposit rates and volumes will adjust at a more moderate speed. (1) Preliminary analysis, subject to refinement. Net Interest Income Sensitivity

Active Balance Sheet Management: Securities Portfolio Growth 13 Short to medium duration portfolio; limited duration extension risk Total Securities (end of period balances) ($mm) $- $2,000 $4,000 $6,000 $8,000 $10,000 $12,000 3Q15 4Q15 1Q16 2Q16 3Q16 Other Securities Municipal Securities Small Business Administration Loan-Backed Securities Agency Securities Agency Guaranteed MBS Securities Added net $872 million of securities during 3Q16 Securities Portfolio Duration  Current: 2.8 years  200 bps increase from current interest rates: 2.8 years Future net additions to securities balances not limited by cash currently on the balance sheet

Loans 76% Securities 19% Cash 5% Net Interest Income Drivers 14 Net interest margin slightly lower from prior quarter due primarily to higher securities premium amortization Net Interest Margin (NIM) Earning Asset Mix  The 3Q16 NIM was 3.36%, down three basis points from the prior quarter  Two of the three basis points of NIM compression were due to increased premium amortization on MBS securities  One of the three basis points was attributable to a decline in income from loans purchased from the FDIC in 2009  Other favorable factors such as a lower cost of funds and a mix shift toward higher-yielding assets were offset by loan yield compression 3.11% 3.23% 3.35% 3.39% 3.36% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% 5.0% 3Q15 4Q15 1Q16 2Q16 3Q16 Loan Yield Securities Yield Interest Expense / Interest Earning Assets: Red Net Interest Margin Cash Yield: Gray Loans 75% Securities 9% Cash 15% CDOs 1% 1Q15 3Q16

113 113 112 118 125 $100 $110 $120 $130 3Q15 4Q15 1Q16 2Q16 3Q16  Total noninterest income increased to $145 million from $126 million a year ago  Approximately $11 million of the 3Q16 revenue was due to the increase in the valuation of a publicly-traded SBIC investment  Approximately $3 million of additional noninterest income is considered to be operating in nature although not frequently recurring  Customer-related fee income increased 11% from the year-ago period  Key components of customer-related fee income (vs. year ago): Treasury management up 12%, Wealth management up 33%, Mortgage up 18% Noninterest Income 15 Continued momentum largely a function of increased focus (1) Reflects total customer-related noninterest income. Customer-Related Fee Income (1) ($mm)

Noninterest Expense ($mm) 391 397 396 382 403 $- $50 $100 $150 $200 $250 $300 $350 $400 $450 3Q15 4Q15 1Q16 2Q16 3Q16 Noninterest Expense 16 Expense controls have resulted in performance tracking in line with our stated goal  Total NIE increased 3.1% versus the year-ago period; adjusted NIE increased 5.6%(1)  Linked quarter increase primarily due to a legal accrual, true-ups related to the alignment of a single back-office operating environment, and other employee benefits- related items  Year-to-date annualized adjusted noninterest expense tracking consistent with the stated FY16 target of less than $1.58 billion (1) Adjusted for items such as severance, provision for unfunded lending commitments, securities gains and losses and debt extinguishment costs. See Appendix for GAAP to non-GAAP reconciliation tables.

 Increased Payout  Increased the common dividend payout to an annualized $0.32 per share from $0.24 per share previously  Target: repurchase up to $180 million of common equity from 3Q16 to 2Q17 (~3% of shares outstanding)  Completed $45 million in 3Q16  Reduce preferred equity by up to $144 million  Expect improved return on tangible common equity due to improved profitability and less excess equity outstanding  Actively managing capital somewhat lower to better align with improved risk profile 17 Capital Actions: 2H16 – 1H17 Increased common dividend, initiated common share repurchase and actively managing preferred equity

$- $100 $200 $300 $400 $500 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 Allowance for Credit Losses Upstream Services Other Oil & Gas (O&G) Portfolio Trends 18 Loan Balances by O&G Segment Classifieds by O&G Segment Steadily declining balances in Upstream and Services Nonaccruals by O&G Segment ($mm) $- $500 $1,000 $1,500 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 Upstream Services Other ($mm) ($mm) $- $100 $200 $300 $400 $500 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 Upstream Services Other  O&G balances and commitments continue to decline, down 18% and 20%, respectively, over the past four quarters  Criticized and classified levels fell in 3Q16, while nonaccrual loans continued to increase, attributable to the cycle duration  Net charge-offs were $43 million during 2015, and $114 million year-to-date 2016

 O&G Loan Loss Expectation  O&G loan losses are expected to decline somewhat over the next 12 months as compared to the last 12 months (1)  Most of the expected loss is likely to come from services loans  60% of classified O&G loans are from services loans  79% of O&G losses incurred since Sep 30, 2014 are from services loans  Healthy sponsor support has resulted in loss levels that were lower than otherwise would have been experienced  Improved borrower and sponsor sentiment in 3Q16 vs. prior quarters  Strong Reserve Against O&G Loans  Zions’ O&G allowance for credit losses continues to exceed:  8% of O&G loan balances  21% of criticized O&G loan balances 19 Oil & Gas Loss Outlook and Reserve We remain cautiously optimistic on the O&G portfolio (1) Assuming oil and gas commodity prices remain relatively stable.

 Accelerate Positive Operating Leverage  Accelerate loan growth rates (from then prevailing low-single digit rate)  Invest cash into medium duration securities  Maintain mid-single digit growth rates in core fee income  Maintain noninterest expenses below $1.58 billion (1) in 2016, increasing slightly in 2017, made possible through simplification of:  Business processes  Legal organization  Compensation: tighter incentive compensation linked to achievement of well-articulated efficiency ratio targets  Implement Technology Strategies  Achieve substantial progress on core systems upgrade  Increase the Return on and of Capital  Improvements in operating leverage and loan growth lead to stronger returns on capital  Improvements to risk profile and risk management expected to lead to higher returns of capital  Execute on our Community Bank Model – doing business on a “Local” basis 20 2016-2017 Objectives: (1) Reduced by $20 million from original stated target of “less than $1.60 billion”, driven by an accounting adjustment made in 1Q16 which effectively re-categorized corporate card rewards program expense from a separate line item to now be netted against its associated revenue. Growth Through Simplification and Focus

Next 12-Month Outlook Summary (4Q16-3Q17, vs. 3Q16) 21 Outlook Comments Moderately Increasing • Over the next 12 months, we expect continued solid growth from residential mortgage and C&I, while expecting more moderate growth from CRE than in the last 12 months. Increasing • Expect continued increases in loans and securities, combined with strong deposit base funding, to result in increased net interest income Increasing • Expect quarterly provisions to be more consistent with levels experienced in the first half of 2016 Stable • 3Q16 included $3 million of items not frequently recurring • Customer-related fees excludes securities gains, dividends Stable • Includes continued elevated spending on technology systems overhaul Stable • Expected to be in a range of approximately 34% to 35% Stable • Expected to be between $40 million and $45 million Loan Loss Provision Noninterest Expense Tax Rate Preferred Dividends Loan Balances Customer-Related Fees Net Interest Income

 Oil & Gas (O&G) Portfolio Detail  CRE Portfolio: Subtype, cash flow coverage, collateral coverage  High O&G Employment Counties: Consumer Credit Scores  Loan Growth by Bank Brand and Loan Type  GAAP to Non-GAAP Reconciliation 22 Appendix

Oil & Gas (O&G) Portfolio Detail

(Amounts in millions)	3Q16	% of Total	2Q16	$ Change	% Change	3Q15
Loans and Leases:						
Oil and gas related:						
Upstream – exploration and production	$ 752	32%	$ 831	$ (79)	(10)%	$ 924
Midstream – marketing and transportation	623	27%	658	(35)	(5)%	626
Downstream – refining	123	5%	131	(8)	(6)%	124
Other non-services	44	2%	45	(1)	(2)%	55
Oilfield services	596	26%	712	(116)	(16)%	825
Oil and gas service manufacturing	176	8%	193	(17)	(9)%	251
Total loan and lease balances (1)	2,314	100%	2,570	(256)	(10)%	2,805
Unfunded lending commitments	1,784		1,823	(39)	(2)%	2,341
Total credit exposure	4,098		4,393	(295)	(7)%	5,146
Private equity investments	6		6	--	--%	17
Credit Quality Measures (1):						
Criticized loan ratio	41.8%		37.8%			23.2%
Classified loan ratio	33.1%		31.5%			15.7%
Nonaccrual loan ratio	15.0%		11.1%			3.0%
Current nonaccrual loan ratio	87.3%		89.2%			45.2%
Net charge-off ratio, annualized (2)	7.1%		5.8%			2.4%

Note: Because many borrowers operate in multiple businesses, judgment has been applied in characterizing a borrower as oil and gas-related, including a particular segment of oil and gas-related activity, e.g., upstream or downstream; typically, 50% of revenues coming from the oil and gas sector is used as a guide. (1) Total loan and lease balances and the credit quality measures do not include $29 million of oil and gas loans held for sale at September 30, 2016. (2) Calculated as the ratio of annualized net charge-offs for each respective period to loan balances at each period end.

23

ZIONS BANCORPORATION

24 The Derivative Effect: Zions’ Commercial Real Estate Portfolio in Texas Houston is approximately 3/5 of total Texas exposure. Construction and Land Development loans in Houston have declined by more than 80% since prior credit cycle $0 $100 $200 $300 Land Other Single Family Housing Residential Construction ($250mm outstanding) Houston (72%) TX-not Houston (28%) $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 Hospitality Other Industrial Office Retail Multifamily Commercial Term ($1,700mm outstanding) Houston (55%) TX-not Houston (45%) $0 $100 $200 $300 Office Hospitality Industrial Not RE Secured Retail Land Other Multifamily Commercial Construction ($500mm outstanding) Houston (52%) TX-not Houston (48%) Note: Data as of 3Q16.

Commercial Real Estate Portfolio Summary 25 Credit Quality Remains Strong Note: Data as of 3Q16.  Nonaccruals and delinquencies stable year- over-year, Classifieds down 26%  Percent criticized by type; total CRE = 2.7%:  Commercial Construction – 6.5%  Residential Construction – 0.3%  CRE Term – 2.3%  33% of total CRE in CA, 22% in TX, 13% in UT/ID Sep 2016 ($bn) Jun 2016 ($bn) QoQ ∆ ($mm) Sep 2015 ($bn) YoY ∆ Term Balance $9.3B $9.2B $80 $8.0B 15.5% Construction Balance $2.1B $2.1B $48 $2.2B -1.0% Delinquencies 0.61% 0.45% +16bp 0.45% +16bp Non-Maturity Delinquencies 0.18% 0.28% -10bp 0.24% -6bp Nonaccrual Loans 0.27% 0.49% -22bp 0.53% -26bp % of Nonaccruals Current 63.3% 71.3% -8.0% 62.9% 0.4% Classifieds (% of loans) 1.26% 1.26% 0bp 1.70% -43bp Net Charge-Offs TTM ($MM) -7.1 (-7 bp) -4.3 (-4 bp) -3bp -11.6 (-11 bp) +5bp 0% 5% 10% 15% 20% 25% 30% 35% Washington Colorado Other Nevada Arizona Utah/Idaho Texas California CRE Balances by Collateral Location Term CRE (81%) Commercial Construction (12%) Residential Construction (7%)

CRE Term Portfolio 26 Strong CRE metrics and conservative structures, Houston emphasized  Houston Term: debt service coverage ratios and LTV ratios are in line with overall term CRE portfolio. Adverse migration of loan grades is occurring; portfolio benefits from conservative advance rates plus cash flow and guarantor support  All Term: portfolio diversity emphasized; ¾ is Office, Retail, Multifamily and Industrial Note: Data as of 3Q16. DSCR excludes loans < $500M, many < 1.0 DSCR term loans maintain pass grade status due to guarantor support. CRE Term by Collateral Type ($9.3 billion) 0% 10% 20% 30% 40% 50% 60% <1.0 <1.25 <1.50 <1.75 <2.0 2.0+ Term CRE - DSCR All CRE Houston Only 0% 10% 20% 30% 40% <50% <60% <70% <80% <90% <100% 100%+ Term CRE - LTV All CRE Houston Only Office, $2.1, 22% Retail, $1.8, 20% Multifamily, $1.8, 19% Industrial, $1.3, 14% Other, $0.9, 10% Hospitality, $0.7, 8% Hospital/Med . Centers, $0.4, 4% Rec./Rest., $0.2, 2% Unsecured CRE, $0.1, 1%

CRE Construction Portfolio 27 Balanced, performing portfolio Note: Data as of 3Q16.  Diversified construction portfolio with 38% Homebuilder Residential, 62% Commercial  Commercial construction is 6.5% criticized - stress in Houston CRE and TX construction delays. Homebuilder Residential performing well, 0.2% criticized  95% of CRE Construction is < 80% LTC Construction by Collateral Type ($2.1 billion) Construction LTC Vintage Year 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% 0 to 59 60 to 69 70 to 79 80 to 89 >90 0% 5% 10% 15% 20% 25% 30% 35% 40% 2012 and Prior 2013 2014 2015 2016 Homebuilder Residential, $0.82, 38% Multifamily, $0.50, 23% Other, $0.24, 11% Land, $0.16, 8% Retail, $0.14, 7% Office, $0.11, 5% Industrial, $0.11, 5% Hospitality, $0.06, 3%

Takeaways:  Consumer loans from high O&G employment counties performing in line with overall consumer portfolio; nearly all of these consumer loans are with Amegy (96%) located in Texas, primarily in the Houston area  83% of consumer loans in high O&G counties are residential mortgage and home equity lines  Consumer FICO scores are stable in counties with high O&G employment, with some improvement in the 5th and 10th percentiles 28 High O&G Employment Counties: Consumer Credit Scores Consumer credit score deterioration has not been substantial in high O&G counties Credit Score (FICO) Migration in High Oil & Gas Employment Counties Source: Company documents. Note: Data as of 3Q16. Percentile HOGECs Others HOGECs Others HOGECs Others HOGECs Others HOGECs Others 5% 614 646 601 639 13 7 594 635 20 11 10 654 680 646 678 8 2 641 677 13 3 50% 758 776 759 778 -1 -2 759 780 -1 -4 Data includes consumer loans with FICO scores refreshed during the quarter shown. 2016 Q3 2015 Q3 1-Year Difference 2014 Q3 2-Year Difference

29 Loan Growth by Bank Brand and Loan Type Note: National Real Estate (NRE) is a division of Zions Bank with a focus on small business loans with low LTV ratios, which generally are in line with SBA 504 program parameters. “Other” loans includes municipal and other consumer loan categories. Linked Quarter Loan Growth ($mm) Zions Bank CB&T Amegy NBAZ NSB Vectra CBW ZBNA Other Total C&I (ex-Energy) 7 (27) (86) 90 11 14 45 -- 54 Owner Occupied (ex-NRE) (102) 6 9 35 5 (2) 2 -- (47) C&D 25 (28) 12 13 10 8 19 -- 59 Term CRE (ex-NRE) 94 (81) 61 53 (17) (22) 4 -- 92 1-4 Family 19 9 65 8 4 4 -- (4) 105 National Real Estate (72) -- -- -- -- -- -- -- (72) Energy (1) -- (252) -- -- (3) -- -- (256) Home Equity (5) 19 16 3 14 25 2 -- 74 Other 2 17 (1) 9 7 (5) -- -- 29 Total (33) (85) (176) 211 34 19 72 (4) 38

GAAP to Non-GAAP Reconciliation

(Amounts in thousands)		3Q16	2Q16	1Q16	4Q15	3Q15
Efficiency Ratio						
Noninterest expense (GAAP) [1]	(a)	$ 403,292	$ 381,894	$ 395,573	$ 397,353	$ 391,280
Adjustments:						
Severance costs		481	201	3,471	3,581	3,464
Other real estate expense		(137)	(527)	(1,329)	(536)	(40)
Provision for unfunded lending commitments		(3,165)	(4,246)	(5,812)	(6,551)	1,428
Debt extinguishment cost		—	106	247	135	—
Amortization of core deposit and other intangibles		1,951	1,979	2,014	2,273	2,298
Restructuring costs		356	47	996	777	1,630
Total adjustments	(b)	(514)	(2,440)	(413)	(321)	8,780
Adjusted noninterest expense (non-GAAP)	(a) - (b) = (c)	403,806	384,334	395,986	397,674	382,500
Taxable-equivalent net interest income (GAAP)	(d)	475,699	470,913	458,242	453,780	429,782
Noninterest income [1]	(e)	144,887	125,717	116,761	118,641	125,944
Combined income	(d) + (e) = (f)	620,586	596,630	575,003	572,421	555,726
Adjustments:						
Fair value and nonhedge derivative income (loss)		(184)	(1,910)	(2,585)	688	(1,555)
Equity securities gains (losses), net		8,441	2,709	(550)	53	3,630
Fixed income securities gains (losses), net		39	25	28	(7)	(53)
Total adjustments	(g)	8,296	824	(3,107)	734	2,022
Adjusted taxable-equivalent revenue (Non-GAAP)	(f) - (g) = (h)	612,290	595,806	578,110	571,687	553,704
Adjusted pre-provision net revenue (PPNR)	(h) - (c)	**$ 208,484**	**$ 211,472**	**$ 182,124**	**$ 174,013**	**$ 171,204**
Efficiency Ratio [1]	**(c) / (h)**	**66.0 %**	**64.5 %**	**68.5 %**	**69.6 %**	**69.1 %**

(1) In Q1 2016, to be consistent with industry practice, the Company reclassified its bankcard rewards expense from "Other noninterest expense" to "Other service charges, commissions and fees", offsetting this expense against associated noninterest income. Prior period amounts have also been reclassified.

30

ZIONS BANCORPORATION

31 Note: Please refer to the prior page for line items comprising the aggregate adjustments to noninterest expense (b) and revenue (g) that appear in this schedule. (1) Represents estimated diluted EPS, which includes the effect of restricted stock. GAAP to Non-GAAP Reconciliation (cont.) (Amounts in thousands, except per share data) 3Q16 2Q16 1Q16 4Q15 3Q15 Adjusted Net Earnings Applicable to Common (NEAC) Net earnings applicable to common (GAAP) (i) $ 116,895 $ 90,647 $ 78,777 $ 88,197 $ 84,238 Adjustments: Adjustments to noninterest expense (b) (514) (2,440) (413) (321) 8,780 Adjustments to revenue (g) (8,296) (824) 3,107 (734) (2,022) Tax effect for adjustments (38%) 3,348 1,240 (1,024) 401 (2,568) Total adjustments (j) (5,462) (2,024) 1,670 (654) 4,190 Adjusted net earnings (i) + (j) = (k) 111,433 88,623 80,447 87,543 88,428 Less: Preferred stock redemption (l) - (9,759) - - - Adjusted NEAC (k) - (l) = (m) $ 111,433 $ 98,382 $ 80,447 $ 87,543 $ 88,428 Weighted average diluted common shares outstanding during the period (n) 204,714 204,536 204,096 204,277 204,155 Adjusted NEAC per share (1) (m) / (n) $ 0.54 $ 0.48 $ 0.39 $ 0.43 $ 0.43